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                                                                EXHIBIT 10.1




                                PLD TELEKOM INC.
                            EQUITY COMPENSATION PLAN

           (including amendments adopted by the Board of Directors
                        effective as of June 6, 1997)

         The purpose of the PLD Telekom Inc. Equity Compensation Plan (the "Plan") is to provide (i) employees of PLD Telekom Inc. (the "Company") and designated key employees of its subsidiaries, (ii) certain consultants and advisors who perform services for the Company or its subsidiaries, and (iii) non-employee members of the Board of Directors of the Company (the "Board"), with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock and performance units, to the extent and upon the terms hereinafter set forth. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company's shareholders, and will align the economic interests of the participants with those of the shareholders.

         The Plan amends and supersedes in its entirety the PLD Telekom Inc. Stock Option Plan (the "Prior Plan"). No further grants shall be made under the Prior Plan following the adoption of this Plan and grantees under the Prior Plan shall have the option of continuing to have their existing grants covered by the terms of the Prior Plan or (by so electing in writing) having their grants covered by the terms of the Plan.

         I.      Administration

         A. Committee. The Plan shall be administered and interpreted by a committee appointed by the Board (the "Committee"). The Committee shall consist of two or more persons appointed by the Board, all of whom shall be "outside directors" as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and related Treasury regulations and may be "non-employee directors" as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Grants made to Non-Employee Directors (as hereinafter defined in Section 4(a) below) shall be made in accordance with Section 6 below.

         B. Committee Authority. Except as provided in Section 6, the Committee shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability and (iv) deal with any other matters arising under the Plan.

         C. Committee Determination. The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a

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fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

         II.     Grants.

         Awards under the Plan may consist of grants of incentive stock options as described in Section 5 ("Incentive Stock Options"), nonqualified stock options as described in Section 5 and Section 6 ("Nonqualified Stock Options") (Incentive Stock Options and Nonqualified Stock Options are collectively referred to as "Options"), restricted stock as described in Section 7 (Restricted Stock"), stock appreciation rights as described in Section 8 ("SARs"), and performance units as described in Section 9 ("Performance Units") (hereinafter collectively referred to as "Grants"). All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument (the "Grant Instrument") or an amendment to the Grant Instrument. The Committee shall approve the form and provisions of each Grant Instrument. Grants under a particular Section of the Plan need not be uniform as among the grantees.

         III.    Shares Subject to the Plan

         A.      Shares Authorized.  Subject to the adjustment specified below,
(i) the maximum aggregate number of shares of the Company's Common Stock (hereinafter, "Company Stock") that may be reserved for issuance or issued under this Plan (after taking into account Company Stock underlying SARs or which may be issued in respect of any Performance Units) shall not at any time exceed fifteen percent (15%) of the total issued and outstanding shares of Company Stock (provided, however, that, if the number of shares of Company Stock outstanding is reduced, this shall not affect the number of shares subject to then outstanding Grants"), (ii) the maximum aggregate number of shares of Company Stock that may be subject to the Grant of Incentive Stock Options under the Plan shall be 1,000,000, and (iii) the maximum aggregate number of shares of Company Stock that shall be subject to the Grant of Options under this Plan to any individual during any calendar year shall be 1,500,000 shares. Unless such reduction shall occur as a result of the operation of any of the adjustments specified below, no reduction in the total number of issued and outstanding shares of Common Stock shall have the effect of reducing the number of shares of Common Stock which are then issued or reserved for issuance under this Plan. The shares issued or reserved for issuance may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised or if any shares of Restricted Stock or Performance Units are forfeited, the shares subject to such Grants shall again be available for purposes of the Plan.

         B. Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation in which the Company is the surviving corporation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company's payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Grants, the maximum number of shares of Company Stock that any individual participating in the Plan may be granted in any





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year, the number of shares covered by outstanding Grants, the kind of shares issued under the Plan, and the price per share or the applicable market value of such Grants shall be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. If any questions shall at any time arise with respect to any adjustment, such questions shall be conclusively determined by the Company's auditors or, if they decline to so act, any other member of so-called "Big Six" accounting firms that the Company may designate and who shall have access to all appropriate records, and such determination shall be binding upon the Company and the affected Grantee(s).

         IV.     Eligibility for Participation

         A. Eligible Persons. All employees of the Company and designated key employees of its subsidiaries (collectively, "Employees"), including Employees who are officers or members of the Board, shall be eligible to participate in the Plan. Members of the Board who are not Employees ("Non-Employee Directors") shall be eligible to receive Grants only under
Section 6 of the Plan. Consultants and advisors who perform services for the Company or any of its subsidiaries ("Key Advisors") shall be eligible to participate in the Plan only if the Key Advisors render services which are bona fide and substantial and such services are not in connection with the offer or sale of securities in a capital-raising transaction.

         B. Selection of Grantees. The Committee shall select the Employees and Key Advisors to receive Grants and shall determine the numbers of shares of Company Stock subject to a particular Grant in such manner as the Committee determines. Employees, Key Advisors and Non-Employee Directors who receive Grants under this Plan shall hereinafter be referred to as "Grantees".

         (c) Records. The Company shall maintain records of each Grant made under the Plan, including a copy of the Grant Instrument and any other details of the Grant not set forth therein. Upon request therefore from any Grantee and at such other times as the Company shall determine, the Company shall furnish each Grantee with a statement setting forth the details of his or her Grants (which may be a copy of the Grant Instrument). Such statement shall be deemed to have been accepted by the affected Grantee unless written notice to the contrary is given to the Company within thirty (30) days after such statement is given to such Grantee.

         V.      Granting of Options

         A. Number of Shares. The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees and Key Advisors.

         B.      Type of Option and Price.

                 (i) The Committee may grant Incentive Stock Options that are intended to qualify as "incentive stock options" within the meaning of section 422 of the Code or Nonqualified Stock Options that are not intended so to qualify or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees, Nonqualified Stock Options may be granted to Employees and Key Advisors and, pursuant to Section 6 of the Plan, to Non-Employee Directors.





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                 (ii)     The purchase price (the "Exercise Price") of Company
Stock subject to an Option shall be determined by the Committee and may be equal to, greater than, or less than the Fair Market Value (as defined below) of a share of Company Stock on the date the Option is granted; provided, however, that (x) the Exercise Price of an Incentive Stock Option shall be equal to, or greater than, the Fair Market Value of a share of Company Stock on the date the Incentive Stock Option is granted and (y) an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, unless (A) the Exercise Price per share is not less than 110% of the Fair Market Value of Company Stock on the date of grant and (B) the term of such Incentive Stock Option is not more than five years.

                 (iii) So long as the Company Stock is publicly is publicly traded, then the Fair Market Value per share shall be determined as follows:
(x) if the principal trading market for the Company Stock is a national securities exchange or the Nasdaq national market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (y) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported "bid" and "asked" prices of Company Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Company Stock ceases to be publicly traded or, if publicly traded, is not subject to reported transactions or "bid" or "asked" quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

         C. Options Term. The Committee shall determine the term of each Option. The term of any Option shall not exceed then years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary of the Company, may not have a term that exceeds five years from the date of grant.

         D. Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Grant Instrument or an amendment to the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

         E.      Termination of Employment, Disability or Death.

                 1. Except as provided below, an Option may only be exercised while the Grantee is employed by the Company as an Employee, Key Advisor or member of the Board. In the event that a Grantee ceases to be employed by the Company for any reason other than a "disability", death, or "termination for cause", any Option other than an Incentive Stock Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one (1) year after the date on which the Grantee ceases to be employed by the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term, and any Incentive Stock Option shall terminate unless exercised by the earlier of three (3) months after the date on which the Grantee ceases to be employed by the Company (or within such other period of time as may be specified by the Committee) but in any event no later than the date of expiration of the Option term. Unless the





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terms of the Grant specify otherwise, any of the Grantee's Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by the Company shall terminate as of such date.

                 2. In the event the Grantee ceases to be employed by the Company on account of a "termination for cause" by the Company, any Option held by the Grantee shall terminate as of the date the Grantee ceases to be employed by the Company, or upon such other date as may be determined by the Committee.

                 3. In the event the Grantee ceases to be employed by the Company because the Grantee is "disabled", any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one (1) year after the date on which the Grantee ceases to be employed by the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Unless the terms of the Grant specify otherwise, any of the Grantee's Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by the Company by reason of disability shall terminate as of the date of cessation of employment.

                 4. If the Grantee dies while employed by the Company or within a period of time following such Grantee's termination of employment during which the Option continues to be exercisable by the Grantee pursuant to this Section 5(e), such Option to the extent that it is otherwise exercisable by the Grantee shall terminate unless exercised within two (2) years after the Grantee's date of death, but in any event no later than the date of expiration of the Option term. Unless the terms of the Grant specify otherwise, any of the Grantee's Options that are not otherwise exercisable as of the date on which the Grantee dies shall terminate as of the date of death.

                 5.       For purposes of this Section 5(e) and Sections 6, 7,
                          8 and 9:

                 (A) the term "Company" shall mean the Company and its subsidiary corporations.

                 (B) the term "employed by the Company" shall mean employment or service as an Employee, Key Advisor or member of the Board (so that, for purposes of exercising Options and SARs and satisfying conditions with respect to Restricted Stock and Performance Units, a Grantee shall not be considered to have terminated employment or service until the Grantee ceases to be an Employee, Key Advisor and member of the Board), unless the Committee determines otherwise.

                 (C) the term "disability" shall mean a Grantee's becoming disabled within the meaning of section 22(e)(3) of the Code.

                 (D) the term "termination for cause" shall mean termination of a Grantee's employment or other relationship with the Company in connection with which the Committee has made a finding that the Grantee has (i) materially breached his or her employment or service contract with the Company, (ii) failed (after due warning) to comply with announced Company policies, (iii) failed (after due warning) to perform his or her duties in a diligent and competent manner, (iv) engaged in fraud, embezzlement, theft or proven dishonesty in the course of his or her employment or service, or (v) engaged in other acts of disloyalty to the Company, including without limitation disclosing trade secrets or confidential information of the Company to persons not entitled to receive such information. In the event a Grantee's employment is terminated for cause, in addition to the immediate termination of all Grants, the Grantee shall automatically





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         forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such shares.

         F. Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company with payment of the Exercise Price. The Grantee shall pay the Exercise Price for an Option as specified by the Committee (x) in cash, (y) with the approval of the Committee, by delivering shares of Company Stock owned by the Grantee (including Company Stock acquired in connection with the exercise of an Option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the Exercise Price or (z) by such other method as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. Shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. The Grantee shall pay the Exercise Price and the amount of any withholding tax due (pursuant to Section 11) at the time of exercise. As of the date the Company receives such payment, the Grantee (or any person claiming through him, as the case may be) shall be entitled to be entered on the share register of the Company as the holder of the number of shares of Company Stock in respect of which the Option was exercised, and as promptly as possible thereafter shall be delivered a certificate representing that number of shares.

         G. Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds $100,000, then the option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a subsidiary (within the meaning of section 424(f) of the Code).

            VI.     Formula Option Grants to Non-Employee Directors

         A Non-Employee Director shall be entitled to receive Nonqualified Stock Options in accordance with this Section 6.

         A. Initial Grant. Subject to the approval of the Board, each Non-Employee Director who first becomes a member of the Board after the effective date of this Plan as amended and restate, (as specified in Section
20) shall receive a grant of a Nonqualified Stock Option to purchase 10,000 shares of Company Stock on the date as of which he or she first becomes a member of the Board.

         B. Annual Grants. Subject to the approval of the Board, on each date that the Company holds its annual meeting of shareholders, commencing with the 1998 annual meeting, each Non-Employee Director who is in office immediately after the annual election of directors (other than a director who is first elected to the Board at such meeting) shall receive a grant of a Nonqualified Stock Option to purchase 5,000 shares of Company Stock. The date of grant of each such annual Grant shall be the date of the annual meeting of the Company's shareholders.

         C. Exercise Price. The Exercise Price per share of Company Stock subject to an Option granted under this Section 6 shall be equal to the Fair Market Value of a share of Company Stock on the date of grant.





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         D.      Option Term and Exercisability.  The term of each Option
granted pursuant to this Section 6 shall be ten years or such shorter period as shall be determined by the Board. Options granted under this Section 6 shall be fully exercisable as of the date of grant.

         E.      Payment-of-Exercise Price.

                 1.       The Exercise Price for an Option granted under this
Section 6 shall be paid in cash. The Grantee shall pay the Exercise Price and the amount of any withholding tax due at the time of exercise. Shares of Company Stock shall not be issued upon exercise of an Option until the Exercise Price is fully paid and any required withholding is made.

                 2.       A Grantee may exercise an Option granted under this
Section 6 by delivering to the Committee a notice of exercise as described below, with accompanying payment of the Exercise Price in accordance with
Section 6(e)(i) above. The notice of exercise may instruct the Company to deliver shares of Company Stock due upon the exercise of the Option to any registered broker or dealer designated by the Committee in lieu of delivery to the Grantee, and shall designate the account into which the shares are to be deposited. With the approval of the Board, a Grantee may exercise an Option by delivering shares of Company Stock owned by the Grantee as permitted under
Section 5(f).

         F. Applicability of Plan Provisions. Except as otherwise provided in this Section 6, Nonqualified Stock Options granted to Non-Employee Directors shall be subject to the provisions of this Plan applicable to Nonqualified Stock Options granted to other persons, provided however that (i) if an event described in Section 3(b) occurs, appropriate adjustments, as described in that Section, shall be made automatically, (ii) with respect to the provisions of Section 5(e), the Committee shall not have discretion to modify the terms of such provisions in the Grant Instrument, and (iii) in the event of a Change of Control (as defined in Section 13), the provisions of
Section 14 shall apply to Options granted pursuant to this Section 6, except that the Committee shall not have discretion under Section 14(c) to modify the automatic provisions of that Section.

         G. Administration. Except to the extent provided herein, the provisions of this Section 6 are intended to operate automatically and not require administration. To the extent that any administrative determinations are required, any determinations with respect to the provisions of this Section 6 shall be made by the Board. If at any time there are not sufficient shares available under the Plan to permit a Grant as described in this Section 6, the Grant shall be reduced pro rata (to zero, if necessary) so as not to exceed the number of shares then available under the Plan.

         VII.    Restricted Stock Grants

         The Committee may issue or transfer shares of Company Stock to an Employee or Key Advisor under a Grant of Restricted Stock, upon such terms as the Committee deems appropriate. The following provisions are applicable to Restricted Stock:

         A. General Requirements. Shares of Company Stock issued or transferred pursuant to Restricted Stock Grants may be issued or transferred for consideration or for no consideration, as determined by the Committee. The Committee may establish conditions under which restrictions on shares of Restricted Stock shall lapse over a period of time or according to such other criteria as the





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         D.      Option Term and Exercisability.  The term of each Option
granted pursuant to this Section 6 shall be ten years or such shorter period as shall be determined by the Board. Options granted under this Section 6 shall be fully exercisable as of the date of grant.

         E.      Payment-of Exercise Price.

                 1.       The Exercise Price for an Option granted under this
Section 6 shall be paid in cash. The Grantee shall pay the Exercise Price and the amount of any withholding tax due at the time of exercise. Shares of Company Stock shall not be issued upon exercise of an Option until the Exercise Price is fully paid and any required withholding is made.

                 2.       A Grantee may exercise an Option granted under this
Section 6 by delivering to the Committee a notice of exercise as described below, with accompanying payment of the Exercise Price in accordance with
Section 6(e)(i) above. The notice of exercise may instruct the Company to deliver shares of Company Stock due upon the exercise of the Option to any registered broker or dealer designated by the Committee in lieu of delivery to the Grantee, and shall designate the account into which the shares are to be deposited. With the approval of the Board, a Grantee may exercise an Option by delivering shares of Company Stock owned by the Grantee as permitted under
Section 5(f).

         F. Applicability of Plan Provisions. Except as otherwise provided in this Section 6, Nonqualified Stock Options granted to Non-Employee Directors shall be subject to the provisions of this Plan applicable to Nonqualified Stock Options granted to other persons, provided however that (i) if an event described in Section 3(b) occurs, appropriate adjustments, as described in that Section, shall be made automatically, (ii) with respect to the provisions of Section 5(e), the Committee shall not have discretion to modify the terms of such provisions in the Grant Instrument, and (iii) in the event of a Change of Control (as defined in Section 13), the provisions of
Section 14 shall apply to Options granted pursuant to this Section 6, except that the Committee shall not have discretion under Section 14(c) to modify the automatic provisions of that Section.

         G. Administration. Except to the extent provided herein, the provisions of this Section 6 are intended to operate automatically and not require administration. To the extent that any administrative determinations are required, any determinations with respect to the provisions of this Section 6 shall be made by the Board. If at any time there are not sufficient shares available under the Plan to permit a Grant as described in this Section 6, the Grant shall be reduced pro rata (to zero, if necessary) so as not to exceed the number of shares then available under the Plan.

         VII.    Restricted Stock Grants

         The Committee may issue or transfer shares of Company Stock to an Employee or Key Advisor under a Grant of Restricted Stock, upon such terms as the Committee deems appropriate. The following provisions are applicable to Restricted Stock:

         A. General Requirements. Shares of Company Stock issued or transferred pursuant to Restricted Stock Grants may be issued or transferred for consideration or for no consideration, as determined by the Committee. The Committee may establish conditions under which restrictions on shares of Restricted Stock shall lapse over a period of time or according to such other criteria as the





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Committee deems appropriate.  The period of time during which the Restricted
Stock will remain subject to restrictions will be designated in the Grant Instrument as the "Restriction Period."

         B. Number of Shares. The Committee shall determine the number of shares of Company Stock to be issued or transferred pursuant to a Restricted Stock Grant and the restrictions applicable to such shares.

         C. Requirement of Employment. If the Grantee ceases to be employed by the Company (as defined in Section 5(e) above) during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Restricted Stock Grant shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed, and those shares of Company Stock must be immediately returned to the Company. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

         D. Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Restricted Stock except to a Successor Grantee under Section 12(a). Each certificate for a share of Restricted Stock shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Committee may determine that the Company will not issue certificates for shares of Restricted Stock until all restrictions on such shares have lapsed, or that the Company will retain possession of certificates for such shares have lapsed, or that the Company will retain possession of certificates for shares of Restricted Stock until all restrictions on such shares have lapsed.

         E. Right to Vote and to Receive Dividends. Unless the Committee determines otherwise, during the Restricted Period, the Grantee shall have the right to vote shares of Restricted Stock and to receive any dividends or other distributions paid on such shares, subject to any restriction deemed appropriate by the Committee.

         F. Lapse of Restrictions. All restrictions imposed on Restricted Stock shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Committee. The Committee may determine, as to any or all Restricted Stock Grants, that the restrictions shall lapse without regard to any Restriction Period.

         VII.    Stock Appreciation Rights

         A. General Requirements. The Committee may grant stock appreciation rights ("SARs") to an Employee or Key Advisor separately or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the time of the Grant of the Incentive Stock Option. The Committee shall establish the base amount of the SAR at the time the SAR is granted. Unless the Committee determines otherwise, the base amount of each SAR shall be equal to the per share Exercise Price of the related Option or, if there is no related Option, the Fair Market Value of a share of Company Stock as of the date of Grant of the SAR.

         B. Tandem SARs. In the case of tandem SARs, the number of SARs granted to a Grantee that shall be exercisable during a specified period shall not exceed the number of shares of Company





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Stock that the Grantee may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

         C. Exercisability. An SAR shall be exercisable during the period specified by the Committee in the Grant Instrument and shall be subject to such vesting and other restriction as may be specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may only be exercised while the Grantee is employed by the Company or during the applicable period after termination of employment as described in Section 5(e). A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable.

         D. Value of SARs. When a Grantee exercises SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash. The stock appreciation for an SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described in Section (8)(a).

         IX.     Performance Units.

         A. General Requirements. The Committee may grant performance units ("Performance Units") to an Employee or Key Advisor. Each Performance Unit shall represent the right of the Grantee to receive an amount based on the value of the Performance Unit, if performance goals established by the Committee are met. A Performance Unit shall be based on the Fair Market Value of a share of Company Stock or on such other measurement base as the Committee deems appropriate. The Committee shall determine the number of Performance Units to be granted and the requirements applicable to such Units.

         B. Performance Period and Performance Goals. When Performance Units are granted, the Committee shall establish the performance period during which performance shall be measured (the "Performance Period"), performance goals applicable to the Units ("Performance Goals") and such other conditions of the Grant as the Committee deems appropriate. Performance Goals may relate to the financial performance of the Company or its operating units, the performance of Company Stock, individual performance, or such other criteria as the Committee deems appropriate.

         C. Payment with respect to Performance Units. At the end of each Performance Period, the Committee shall determine to what extent the Performance Goals and other conditions of the Performance Units are met and the amount, if any, to be paid with respect to the Performance Units. Payments with respect to Performance Units shall be made in cash.

         D. Requirement of Employment. If the Grantee ceases to be employed by the Company (as defined in Section 5(e) above) during a Performance Period, or if other conditions established by the Committee are not met, the Grantee's Performance Units shall be forfeited. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

         10.     Qualified Performance-Based Compensation

         (a) Designation as Qualified Performance-Based Compensation. The Committee may determine that Performance Units or Restricted Stock granted to an Employee shall be considered

"qualified performance-based compensation" under Section 162(m) of the Code. The provisions of this Section 10 shall apply to Grants of Performance Units and Restricted Stock that are to be considered "qualified performance-based compensation" under Section 162(m) of the Code.

         (b) Performance Goals. When Performance Units or Restricted Stock that are to be considered "qualified performance-based compensation" are granted, the Committee shall establish in writing (i) the objective performance goals that must be met in order for restrictions on the Restricted Stock to lapse or amounts to be paid under the Performance Units, (ii) the Performance Period during which the performance goals must be met, (iii) the threshold, target and maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions, including without limitation provisions relating to death, disability, other termination of employment or Change of Control, that the Committee deems appropriate and consistent with the Plan and Section 162(m) of the Code. The performance goals may relate to the Employee's business unit or the performance of the Company and its subsidiaries as a whole, or any combination of the foregoing. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: stock price, earnings per share, net earnings, operating earnings, return on assets, shareholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures.

         (c) Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the Performance Period or during a period ending no later than the earlier of (i) 90 days after the beginning of the Performance Period and (ii) the date on which 25% of the Performance Period has been completed, or such other date as may be required or permitted under applicable regulations under Section 162(m) of the Code. The performance goals shall satisfy the requirements for "qualified performance-based compensation", including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals.

         (d) Maximum Payment. If Restricted Stock, or Performance Units measured with respect to the Fair Market Value of Company Stock, are granted, not more than 750,000 shares of Company Stock may be granted to an Employee under the Performance Units or Restricted Stock for any Performance Period. If Performance Units are measured with respect to other criteria, the maximum amount that may be paid to an Employee with respect to a Performance Period is $5,000,000.

         (e) Announcement of Grants. The Committee shall certify and announce the results for each Performance Period to all Grantees immediately following the announcement of the Company's financial results for the Performance Period. If and to the extent that the Committee does not certify that the performance goals have been met, the grants of Restricted Stock or Performance Units for the Performance Period shall be forfeited.

         11.     Withholding of Taxes

         (a) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company shall have the right to deduct from all Grants paid in cash, or from other wages paid to the Grantee, any federal, state or local taxes required by law to be withheld with respect to such Grants. In the case of Options and other Grants paid in Company Stock, the Company may require the Grantee or other person receiving such shares to pay to the Company the amount of any such taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

         (b) Election to Withhold Shares. If the Committee so permits, a Grantee may elect to satisfy the Company's income tax withholding obligation with respect to an Option or Restricted Stock paid in Company Stock by having shares withheld up to an amount that does not exceed the Grantee's applicable marginal tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and shall be subject to the prior approval of the Committee. With respect to Options granted to Non-Employee Directors, the approval of the Board shall be required with respect to any election made under this Section 11(b).

         12.     Transferability of Grants

         (a) Nontransferability of Grants. Except as provided below, only the Grantee may exercise rights under a Grant during the Grantee's lifetime. A Grantee may not transfer those rights except by will or by the laws of descent and distribution or, with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Committee pursuant to a domestic relations order (as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder). When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee ("Successor Grantee") may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee's will or under the applicable laws of descent and distribution.

         (b) Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, a Grantee may transfer Nonqualified Stock Options to his or her spouse or children or grandchildren (natural or adopted), or one or more trusts established for their benefit; provided that: (i) the maximum number of Options transferred shall not exceed 50% of the total number of Options granted to him at any time under the Plan; (ii) each transfer is an absolute transfer of title, such that the transferor ceases to have any further dominion or control over the Options transferred or to any Company Stock acquired as a result of the exercise of any Options, waives all rights with respect to such Options or Company Stock and retains no interest, whether by way of pledge or otherwise, in such Options or Company Stock; (iii) written notice of any transfer is given by the transferor and the transferee within thirty (30) days of the transfer, together with the address to which notices and other communications from the Company to the transferee relating to the Plan shall be sent; (iv) the transferee acknowledges that the Options transferred may not be further transferred or alienated by such transferee either by pledge, assignment or in any other manner whatsoever and, during his or her lifetime, shall be vested only in him or her, but shall thereafter enure to the benefit and be binding upon the legal personal representatives of such transferee, provided that such transferee shall be permitted to transfer any Company Stock acquired upon the exercise of any Option so long as such transfer is otherwise permitted; (v) the transferee undertakes to comply with and be bound by the terms of the Plan as in effect on the date of the transfer, and any amendments thereto, and any restatements thereof or successor plan thereto; (vi) the transferee acknowledges that the Company has no obligation to register any Options transferred or any Company Stock acquired as a result of the exercise of any Options, or to take any other action to facilitate the transfer of such Options or Company Stock, including complying with any conditions to permit transfers pursuant to Rule 144 promulgated by the Securities and

Exchange Commission; and (vii) the Grantee receives no consideration for the transfer of any such Option.

         13.     Change of Control of the Company

         As used herein, a "Change of Control" shall be deemed to have occurred if:

         (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the voting power of the then outstanding securities of the Company;

         (b) the shareholders of the Company approve (or, if shareholder approval is not required, the Board approves) an agreement providing for (i) the merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to 50% or more of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), or where the members of the Board, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation, constitute a majority of the board of directors of the surviving corporation, (ii) the sale or other disposition of all or substantially all of the assets of the Company (other than to a wholly owned subsidiary), or (iii) a liquidation or dissolution of the Company.

         (c) after the date this Plan is approved by the shareholders of the Company, directors are elected such that a majority of the members of the Board shall have been members of the Board for less than two years, unless the election or nomination for election of each new director who was not a director at the beginning of such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

         14.     Consequences of a Change of Control

         (a) Notice and Acceleration. Upon a Change of Control, (i) the Company shall provide each Grantee with outstanding Grants written notice of such Change of Control, (ii) all outstanding Options and SARs shall automatically accelerate and become fully exercisable, (iii) the restrictions and conditions on all outstanding Restricted Stock shall immediately lapse, and
(iv) Grantees holding Performance Units shall receive a payment in settlement of such Performance Units, in an amount determined by the Committee, based on the Grantee's target payment for the Performance Period and the portion of the Performance Period that precedes the Change of Control.

         (b) Assumption of Grants. Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), all outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation.

         (c)     Other Alternatives.  Notwithstanding the foregoing, subject to
Section 14(e) below, in the event of a Change of Control, the Committee may require that Grantees surrender their outstanding Options and SARs in exchange for a payment by the Company in cash in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Grantee's unexercised

Options and SARs exceeds the Exercise Price of the Options or the base amount of the SARs, as applicable. Such surrender shall take place as of the date of the Change of Control or such other date as the Committee may specify.

         (d) Limitations. Notwithstanding anything in the Plan to the contrary, in the event of a Change of Control, the Committee shall not have the right to take any actions described in the Plan (including without limitation actions described in Section 14 (c) above) that would make the Change of Control ineligible for pooling of interests accounting treatment or that would make the Change of Control ineligible for desired tax treatment if, in the absence of such right, the Change of Control would qualify for such treatment and the Company intends to use such treatment with respect to the Change of Control.

         (e)     Committee.  The Committee making the determinations under this
Section 14 following a Change of Control must be comprised of the same members as those on the Committee immediately before the Change of Control. If the Committee members do not meet this requirement, then, at the discretion of any affected Grantee, the Committee shall be required to take the actions set forth in Section 14(c) above, without regard to the provisions of Section 14(d) above.

         15.     Limitations on Issuance or Transfer of Shares

         No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

         16.     Amendment and Termination of the Plan

         (a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without shareholder approval if such approval is required by section 162(m) or section 422 of the Code, or if such amendment relates to Section 3(a) hereof.

         (b) Termination of Plan. The Plan shall terminate on March 31, 2007, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the shareholders.

         (c) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 23(b). The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 23(b) or may be amended by agreement of the Company and the Grantee consistent with the Plan.

         (d) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

         17.     Funding of the Plan

         This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

         18.     Rights of Participants

         Nothing in this Plan shall entitle any Employee, Non-Employee Director, Key Advisor or other person to any claim or right to be granted a Grant under this Plan, except as provided in Section 6. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

         20.     No Fractional Shares

         No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

         21.     Headings

         Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

         21. Effective Date of the Amended and Restated Plan. The Plan, as amended and restated herein, shall become effective on the date that it is approved by the Company's shareholders.

         22.     Notices

         (a) Any payment, notice, statement, certificate or other instrument required or permitted to be given to a Grantee or any person claiming or deriving any rights through such Grantee shall be given by (i) delivering it personally to such Grantee or the person claiming or deriving rights through such Grantee, as the case may be, or (ii) mailing it postage paid (provided that the postal service is then in operation) or delivering it to the address which is maintained for the Grantee in the Company's records.

         (b) Any payment, notice, statement, certificate or other instrument required or permitted to be given to the Company shall be given by mailing it postage paid (provided that the postal service is then in operation) or delivering it to the Company at the following address:

                 PLD Telekom Inc.
                 1270 Avenue of the Americas
                 Suite 2218
                 New York, New York 10020
                 Attention: Benefits Administrator

         (c) Any payment, notice, statement, certificate or other instrument referred to in Section 22(a) or Section 22(b), if delivered, shall be deemed to have been given or delivered on the date on which it was delivered or, if mailed (provided that the postal service is then in operation), shall be deemed to have been given or delivered on the second business day following the date on which it was mailed.

         23.     Miscellaneous

         (a) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees of the Company, or for the other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted stock grant made by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute grants.

         (b) Compliance with Law. The Plan, the exercise of Options and SARs and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Committee may, in its sole discretion, agree to limit its authority under this Section.

         (c) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall exclusively be governed by and determined in accordance with the law of the State of New York.